FORM 4 JOINT FILER INFORMATIONFORM 4 JOINT FILER INFORMATION

Name:              Luther W. Coggin Revocable Trust U/A 12/13/94

Address:           4306 Pablo Oaks Court

                        Jacksonville, Florida  32224

Designated Filer:           Luther W. Coggin

Issuer and Ticker Symbol:         Asbury Automotive Group, Inc. (ABG)

Date of Earliest Transaction

Required to be Reported:          February 28, 2006

Signature:         Luther W. Coggin Revocable Trust U/A 12/13/94

/s/ Luther W. Coggin

                        Luther W. Coggin, as Trustee